Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 20, 2021, Marvell Technology, Inc. (“the Company” or “MTI”) completed the acquisition of Inphi (the “Inphi acquisition”). Inphi is a global leader in high-speed data movement enabled by optical interconnects. The Inphi acquisition was primarily intended to create an opportunity for the combined company to be uniquely positioned to serve the data-driven world, addressing high growth, attractive end markets such as cloud data center and 5G. In accordance with the terms of the Agreement and Plan of Merger dated as of October 29, 2020, by and among the Company and Inphi (the “Inphi merger agreement”), the Company acquired all outstanding shares of common stock of Inphi for $66 per share in cash and 2.323 shares of the Company’s common stock exchanged for each share of Inphi common stock. The merger consideration paid in cash was funded with a combination of cash on hand and funds from the Company’s debt financing. See “Note 2 – Description of Debt Financing” for additional information.

The unaudited pro forma condensed combined statements of operations for the year ended January 30, 2021 and the six months ended July 31, 2021 give effect to the Inphi acquisition as if it had occurred on February 2, 2020, the beginning of the annual period presented. The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing period ends that differ by less than one quarter, as permitted by Regulation S-X. The unaudited pro forma condensed combined statement of operations for the year ended January 30, 2021 combines the audited consolidated statement of operations of Marvell Technology Group Ltd. (“Marvell”) for the year ended January 30, 2021 with Inphi’s audited consolidated statement of operations for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021 has been prepared using the unaudited condensed consolidated statement of operations of MTI for the six months ended July 31, 2021 and the pre-acquisition historical information of Inphi from February 2, 2021 through the acquisition date derived from the underlying books and records of Inphi. Inphi’s historical results of operations for January 2021 are not included in either pro forma period. Inphi’s January 2021 Net revenue and Net loss were $26.6 million and $4.7 million, respectively.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited condensed combined pro forma financial information;

•

the separate audited consolidated financial statements of Marvell Technology Group, Ltd. as of and for the year ended January 30, 2021 and the related notes, included in Marvell’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021;

•

the separate unaudited condensed consolidated financial statements of MTI as of and for the six months ended July 31, 2021 and the related notes, included in MTI’s Quarterly Report on Form 10-Q for the period ended July 31, 2021;

•

the separate audited consolidated financial statements of Inphi as of and for the year ended December 31, 2020 and the related notes, included in Inphi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	the separate unaudited condensed consolidated financial statements of Inphi as of and for the three months ended March 31, 2021 and the related notes, included as an Exhibit to this Form 8-K

The unaudited pro forma condensed combined financial information presented below is for illustrative purposes only and is not necessarily indicative of the results of operations that would have been realized if the acquisitions had been completed on the date indicated, does not reflect synergies that might have been achieved, nor is it indicative of future operating results. The pro forma adjustments are based upon currently available information and certain assumptions the Company believes are reasonable under the circumstances. In addition, the pro forma financial statements do not purport to project the future operating results of the combined company.

The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X. The Inphi acquisition is reflected in the pro forma condensed combined financial statements using the acquisition method of accounting under ASC 805, with MTI designated as the acquirer for accounting purposes. The acquisition accounting is preliminary and may be revised with adjustment to goodwill as additional information becomes available during the measurement period from the closing date of the acquisition to finalize such preliminary estimates. Any such revisions or changes may be material. Accordingly, the transaction related adjustments are preliminary and have been made solely for the purpose of providing pro forma financial statements prepared in accordance with Article 11 of Regulation S-X. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The pro forma financial statements do not reflect any cost or growth synergies that the combined company may achieve as a result of the Inphi acquisition, or the costs to combine the operations of MTI and Inphi, or the costs necessary to achieve these cost or growth synergies.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended January 30, 2021 (In thousands, except per share amounts)

	Historical
	Year Ended January 30, 2021	Year Ended December 31, 2020						Year Ended January 30, 2021
	Marvell	Inphi	Reclassification Adjustments (Note 4)	Debt Financing Adjustments (Note 6)		Transaction Accounting Adjustments (Note 7)		Pro Forma Combined
Net revenue	$2,968,900	$682,954	$—	$—		$—		$3,651,854
Cost of goods sold	1,480,550	311,823	—	—		492,249	7(a)	2,284,622

Gross profit	1,488,350	371,131	—	—		(492,249)		1,367,232

Operating expenses:
Research and development	1,072,740	269,147	—	—		21,920	7(b)	1,363,807
Selling, general and administrative	467,240	—	118,809	—		402,327	7(c)	988,376
Sales and marketing	—	61,290	(61,290)	—		—		—
General and administrative	—	57,519	(57,519)	—		—		—
Legal settlement	36,000	—	—	—		—		36,000
Restructuring related charges	170,759	—	—	—		—		170,759

Total operating expenses	1,746,739	387,956	—	—		424,247		2,558,942

Operating loss	(258,389)	(16,825)	—	—		(916,496)		(1,191,710)
Other income (expense):
Interest income	2,599	—	2,788	—		—		5,387
Interest expense	(69,264)	(35,221)	—	(87,375)	6(a)	34,286	7(d)	(157,574)
Loss on early extinguishment of debt	—	(13,539)	—	—		—		(13,539)
Other income, net	2,886	10,295	(2,788)	—		—		10,393

Loss before income taxes	(322,168)	(55,290)	—	(87,375)		(882,210)		(1,347,043)
Provision (benefit) for income taxes	(44,870)	4,454	—	(21,419)	6(b)	(78,191)	7(e)	(140,026)

Net loss	$(277,298)	$(59,744)	$—	$(65,956)		$(804,019)		$(1,207,017)

Net loss per share:
Basic	$(0.41)	$(1.20)						$(1.49)
Diluted	$(0.41)	$(1.20)						$(1.49)

Weighted average shares:
Basic	668,772	49,901						812,374	7(f)
Diluted	668,772	49,901						812,374	7(f)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months ended July 31, 2021 (In thousands, except per share amounts)

	Historical
	Six Months Ended July 31, 2021	Period from February 1, 2021 to April 20, 2021						Six Months Ended July 31, 2021
	MTI	Inphi	Reclassification Adjustments (Note 4)	Debt Financing Adjustments (Note 6)		Transaction Accounting Adjustments (Note 7)		Pro Forma Combined
Net revenue	$1,908,160	$150,064	$—	$—		$—		$2,058,224
Cost of goods sold	1,118,189	72,131	—	—		(114,050)	7(a)	1,076,270

Gross profit	789,971	77,933	—	—		114,050		981,954

Operating expenses:
Research and development	653,143	66,064	—	—		(22,183)	7(b)	697,024
Selling, general and administrative	460,627	—	29,031	—		(72,517)	7(c)	417,141
Sales and marketing	—	15,056	(15,056)	—		—		—
General and administrative	—	13,975	(13,975)	—		—		—
Restructuring related charges	25,180	—	—	—		—		25,180

Total operating expenses	1,138,950	95,095	—	—		(94,700)		1,139,345

Operating loss	(348,979)	(17,162)	—	—		208,750		(157,391)
Other income (expense):
Interest expense	(68,955)	(6,658)	—	(4,752)	6(a)	12,463	7(d)	(67,902)
Interest income	372	—	481	—		—		853
Other income, net	(431)	8,054	(481)	—		—		7,142

Loss before income taxes	(417,993)	(15,766)	—	(4,752)		221,213		(217,298)
Provision (benefit) for income taxes	(53,323)	1,093	—	(9,279)	6(b)	35,951	7(e)	(25,558)

Net loss	$(364,670)	$(16,859)	$—	$4,527		$185,262		$(191,740)

Net loss per share:
Basic	$(0.48)							$(0.23)
Diluted	$(0.48)							$(0.23)
Weighted average shares:
Basic	757,205							820,682	7(f)
Diluted	757,205							820,682	7(f)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Inphi acquisition

On April 20, 2021, the Company completed the Inphi acquisition. In accordance with the terms of the Inphi Merger agreement dated as of October 29, 2020, the Company acquired all outstanding shares of common stock of Inphi for $66 per share in cash and 2.323 shares of the Company’s common stock exchanged for each share of Inphi common stock. The merger consideration paid in cash was funded with a combination of cash on hand and funds from the Company’s debt financing. In addition, upon the acquisition, Inphi’s outstanding equity awards were replaced by the Company’s equity awards with similar terms. See “Note 5 – Calculation of Merger Consideration and Purchase Price Allocation” and “Note 2 - Description of Debt Financing” for additional information.

2.	Description of the Debt Financing

As part of the acquisition, the Company assumed $15.7 million principal amount of Inphi’s 0.75% convertible senior notes due 2021 (the “Inphi 2021 Convertible Notes”) and $506.0 million principal amount of Inphi’s 0.75% convertible senior notes due 2025 (the “Inphi 2025 Convertible Notes”, and together with the Inphi 2021 Convertible Notes, the “Inphi Convertible Notes”). However, shortly after the acquisition, substantially all of the Inphi Convertible Notes were exchanged for cash and the Company’s common stock. The related pro forma adjustments related to the conversion of the notes are described at Note 7(d).

In connection with the acquisition, the Company executed a series of financing arrangements to raise approximately $3.8 billion from December 2020 through April 2021 to fund the Inphi acquisition. In December 2020, the Company executed a debt agreement to obtain an $875.0 million 3-year term loan and an $875.0 million 5-year term loan. On April 12, 2021, the Company completed a debt offering and issued (i) $500.0 million of Senior Notes with a 5 year term due in 2026, (ii) $750.0 million of Senior Notes with a 7 year term due in 2028, and (iii) $750.0 million of Senior Notes with a 10 year term due in 2031. In addition, in conjunction with the U.S. domiciliation, the Company exchanged certain of its existing senior notes due in 2023 and 2028 that were previously issued by the Company’s former Bermuda-based parent company with like notes that are now issued by the Company’s new parent company domiciled in Delaware.

In April 2021, the Company also terminated a $2.5 billion bridge loan commitment. This bridge loan commitment was provided by the underwriting bankers at the time of the Inphi merger agreement execution in October 2020. The bridge loan was never drawn upon. The Company recognized a write-off of $11.4 million in capitalized debt issuance cost related to the termination of the bridge loan commitment during the quarter ended May 1, 2021.

See “Note 3 - Business Combinations” and “Note 5 – Debt” within the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2021, incorporated by reference into this Form 8-K for more information.

3.	Basis of Presentation

The pro forma financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X. The pro forma financial information is not necessarily indicative of what the Company’s consolidated statements of operations would have been had the Inphi acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future results of operations of the Company following the completion of the Inphi acquisition. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly the Company’s pro forma results of operations following the closing of the Inphi acquisition as of and for the periods indicated. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report the Company’s results of operations as if the Inphi acquisition was completed as of the beginning of the previous fiscal year.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with MTI as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of Marvell and Inphi. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. IPR&D is recorded at fair value as an indefinite-lived intangible asset at the assumed merger date until completion or abandonment of the associated research and development efforts. Upon completion of development, acquired IPR&D assets are considered amortizable, finite-lived assets.

The allocation of the purchase consideration for the Inphi acquisition is preliminary and may be revised with adjustment to goodwill as additional information becomes available during the measurement period from the closing date of the acquisition to finalize such preliminary estimates. Any such revisions or changes may be material. The unaudited pro forma condensed combined financial information presented is for illustrative purposes only and is not necessarily indicative of the results of operations that would have been realized if the Inphi acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Inphi acquisition, the costs to integrate the operations of the Company and Inphi or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

4.	Reclassification Adjustments

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Marvell’s financial statements as of and for the year ended January 30, 2021. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Inphi’s financial statements to the accounting policies used by the Company in the preparation of the unaudited pro forma condensed combined financial information.

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform Inphi’s historical condensed combined statements of operations for the period beginning February 1, 2021 and ended April 20, 2021, and the year ended December 31, 2020 to Marvell’s and MTI’s financial statement presentation.

5.	Calculation of Merger Consideration and Purchase Price Allocation

Merger Consideration

The merger consideration for the purpose of this unaudited pro forma condensed combined financial information is $9.9 billion. The following table summarized the total merger consideration (in thousands):

Cash consideration to Inphi common stockholders	$3,639,559
Common stock (128,100,446 shares of the Company’s common stock at $45.84 per share)	5,872,125
Cash consideration for director and employee accelerated equity awards	33,658
Stock consideration for director and employee accelerated equity awards	45,686
Stock consideration for replacement equity awards attributable to pre-combination service	82,346
Equity component of convertible debt	244,155

Total merger consideration	$9,917,529

The merger consideration allocation set forth herein is preliminary and may be revised with adjustment to goodwill as additional information becomes available during the measurement period from the closing date of the acquisition to finalize such preliminary estimates. Any such revisions or changes may be material.

Preliminary Purchase Price Allocation

In accordance with U.S. GAAP requirements for business combinations, the Company allocated the fair value of the purchase consideration to the tangible assets, liabilities and intangible assets acquired, including in-process research and development (“IPR&D”), generally based on their estimated fair values. The excess purchase price over those fair values is recorded as goodwill. IPR&D is initially capitalized at fair value as an intangible asset with an indefinite life and assessed for impairment thereafter. When an IPR&D project is completed, the IPR&D is reclassified as an amortizable purchased intangible asset and amortized over the asset’s estimated useful life. The Company’s valuation assumptions of acquired assets and assumed liabilities require significant estimates, especially with respect to intangible assets. Acquisition-related costs are expensed in the periods in which such costs are incurred.

The purchase price allocation is as follows (in thousands):

Cash and cash equivalents	$72,251
Accounts receivable, net	99,728
Inventories	270,382
Prepaid expenses and other current assets	213,292
Property and equipment, net	98,528
Goodwill	5,639,483
Acquired intangible assets, net	4,420,000
Other non-current assets	145,856
Accounts payable and accrued liabilities	(189,807)
Convertible debt – short term	(313,664)
Convertible debt – long term	(240,317)
Other non-current liabilities	(298,203)

Estimated merger consideration	$9,917,529

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Preliminary	Estimated
	Fair Value	Useful Life
	(In thousands)
Developed technology	$2,010,000	6.00 Years
Customer relationships	1,470,000	6.00 Years
Order backlog	70,000	0.80 Years
Trade names	50,000	5.00 Years
IPR&D	820,000	n/a

	$4,420,000

6.	Debt Financing Adjustment

(a)

Reflects the estimated incremental interest expense and amortization of debt financing fees, original issuance discounts related to the debt financing arrangements. In addition the write-off of $11.4 million in capitalized debt issuance cost related to the termination of the bridge loan during the period from January 31, 2021 to July 31, 2021 has been removed from the pro forma condensed combined statement of operations for the six months ended July 31, 2021 and added to the pro forma condensed combined statement of operations for the twelve months ended January 30, 2021 to illustrate the costs that would have been incurred earlier had the acquisition occurred on February 2, 2020.

	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended
	July 31, 2021	January 30, 2021
	(In thousands)
Reverse historical stated interest expense, amortization of debt issuance costs, and bridge loan expense	$35,590	$5,753
Record new stated interest expense and amortization of debt issuance costs	(40,342)	(93,128)

Net adjustment to interest expense	$(4,752)	$(87,375)

(b)

This adjustment reflects the income tax benefit effect of the financing related adjustments based on the applicable statutory tax rate. There was no tax impact in MTI’s historical condensed combined statement of operations related to the $35.6 million interest expense for the six months ended July 31, 2021 and the $5.8 million bridge loan expense for the twelve months ended January 30, 2021, due to the Company’s financing having been in its Bermuda entity which has a 0% statutory tax rate thus no historic tax benefit to reverse. Refer to Note 7(e) for additional details on income tax effects of adjustments.

7.	Transaction Related Adjustments

(a)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, record new amortization expense based on the fair value of the identifiable acquired intangible assets, eliminate historical stock based compensation expense, record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock based compensation as a result of the Inphi acquisition, eliminate the incremental cost of sales recorded by the Company following the acquisition based on the fair value of inventory acquired and record the entire inventory fair value adjustment in the twelve months ended January 30, 2021.

.

	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended
	July 31, 2021	January 30, 2021
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(6,782)	$(11,226)
Depreciation after fair value adjustment (1)	5,282	15,360
Elimination of Inphi’s amortization on intangible assets	(103,830)	(53,782)
Amortization after fair value adjustment (2)	166,889	334,694
Elimination of historical stock-based compensation expense	(13,790)	(7,859)
Stock based compensation expense after equity award replacement and fair value remeasurement (3)	7,781	27,962
Incremental inventory adjustment (4)	(169,600)	187,100

Net adjustment to cost of goods sold	$(114,050)	$492,249

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(2)

The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated among cost of goods sold and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired. Refer to Note 5 for additional information on the useful lives of the acquired intangible assets expected to be recognized.

(3)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards were replaced and converted into unvested equity awards of MTI shares.
(4)

The pro forma adjustments reflects the elimination of the incremental cost of sales recorded by the Company following the acquisition during the six months ended July 31, 2021 and includes the entire fair value adjustment of $187.1 million during the twelve month period ended January 30, 2021 based on the estimated inventory turnover period of four months.

(b)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, eliminate historical stock-based compensation expense and record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock-based compensation as a result of the Inphi acquisition.

	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended
	July 31, 2021	January 30, 2021
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(6,201)	$(15,161)
Depreciation after fair value adjustment (1)	4,082	8,294
Elimination of Inphi’s amortization on intangible assets	(9,148)	(27,831)
Elimination of historical stock-based compensation expense	(53,096)	(62,768)
Stock based compensation expense after equity award replacement and fair value remeasurement (2)	42,180	119,386

Net adjustment to research and development	$(22,183)	$21,920

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(2)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards were replaced and converted into unvested equity awards of MTI shares.

(c)

Reflects the adjustments to eliminate historical depreciation expense, record new depreciation expense based on the fair value of the property and equipment acquired, eliminate historical amortization expense, record new amortization expense based on the fair value of the identifiable acquired intangible assets, eliminate historical stock-based compensation expense and record new stock-based compensation expense due to the equity award replacement and resulting remeasurement of the fair value of stock-based compensation as a result of the Inphi acquisition, and adjusting the timing of transaction costs.

	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended
	July 31, 2021	January 30, 2021
	(In thousands)
Elimination of Inphi’s depreciation on property and equipment	$(2,833)	$(1,633)
Depreciation after fair value adjustment (1)	2,641	7,066
Elimination of Inphi’s amortization of intangible assets	$(97,568)	$(10,104)
Amortization after fair value adjustment (2)	127,377	324,454
Elimination of historical stock based compensation expense	(61,746)	(40,620)
Stock based compensation expense after equity award replacement and fair value remeasurement (3)	10,698	71,835
Transaction costs—Marvell or MTI(4)	(50,821)	50,821
Transaction costs—Inphi (4)	(265)	508

Net adjustment to selling, general and administrative	$(72,517)	$402,327

(1)

Depreciation of property and equipment is based on the estimated remaining useful lives of the assets and is calculated on a straight-line basis. Depreciation expense is allocated among cost of goods sold, research and development and selling, general and administrative expense based upon the nature of the activities associated with the property and equipment acquired.

(2)

The amortization of intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated among cost of goods sold, and selling, general and administrative expense based on the nature of the activities associated with the intangible assets acquired. Refer to Note 5 for additional information on the useful lives of the acquired intangible assets expected to be recognized.

(3)	Subject to the terms of the Merger Agreement, certain unvested Inphi equity awards were replaced and converted into unvested equity awards of MTI shares.
(4)

The transaction costs incurred during the period from January 31, 2021 to July 31, 2021 have been removed from the pro forma condensed combined statement of operations for the six months ended July 31, 2021 and added to the pro forma condensed combined statement of operations for the twelve months ended January 30, 2021 to illustrate the costs that would have been incurred earlier had the acquisition occurred on February 2, 2020. These transaction costs are a non-recurring item.

(d)

As discussed in Note 2, as part of the acquisition, the Company assumed the $521.7 million principal amount of Inphi’s Convertible Notes. As of July 31, 2021, substantially all of Inphi’s Convertible Notes were converted into a combination of cash and shares of MTI common stock. As a result, this adjustment reflects the elimination of $34.3 million and $12.5 million of interest expense related to the Convertible Notes for the twelve months ended January 30, 2021 and the six months ended July 31, 2021, respectively.

(e)

This adjustment reflects the income tax expense/benefit effects of the transaction related adjustments based on applicable statutory tax rates for the jurisdictions associated with the respective transaction related adjustments. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Inphi acquisition. Further, the combined company’s ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be subject to limitations. In general, under Section 382 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change net operating losses to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through rules) increases by more than 50 percentage points over such stockholder’s lowest percentage ownership during the testing period (generally three years). In addition, some of the standards and requirements under ASC 740 (Accounting for Income Taxes) may limit the combined company’s ability to record deferred tax assets relating to originating temporary differences between book and tax basis of income and expense items. Further, these standards may require a valuation allowance to be established against certain existing deferred tax assets of each company as of the completion of the Inphi acquisition and the transactions contemplated by the Inphi merger agreement. In addition, a combination of two companies may also cause the ability for certain valuation allowances associated with one of the companies to no longer be necessary because on a combined basis, there may be new sources of future taxable income to support the reversal of pre-existing valuation allowances. Currently, no adjustment to the unaudited pro forma condensed combined financial information has been made as it relates to whether limitations the combined company might incur under Section 382 of the Code or ASC 740 nor for a preliminary adjustment to the recognition of the acquired deferred tax assets in the form of a decrease to the pre-existing valuation allowances to conform with the Marvell valuation allowance profiles. Furthermore, adjustments to established deferred tax assets and liabilities as well as the recognition of additional deferred tax assets and liabilities may occur in conjunction with the finalization of the purchase accounting and these items could be material. Finally, tax related adjustments included in the unaudited pro forma condensed combined financial information are based on the current tax law and do not consider or contemplate effects of proposed legislative changes.

(f)

Reflects the adjustments to weighted average Marvell (or MTI) shares and Inphi shares outstanding. Pro forma weighted average shares outstanding are calculated by adding all shares of MTI common stock issued to Inphi common stockholders (including shares for purchase consideration or acceleration or replacement of equity awards), and subtracting the weighted average shares of MTI common stock issued to Inphi common stockholders that were included in the Company’s calculation of its historical weighted average shares outstanding.

	Pro Forma	Pro Forma
	Six Months Ended	Twelve Months Ended
	July 31, 2021	January 30, 2021
	(In thousands)
Pro forma basic weighted average shares:
Historical Marvell or MTI weighted average shares outstanding	$757,205	$668,772
Issuance of shares to Inphi common stockholders	143,602	143,602
Remove weighted average of shares issued to Inphi common shareholders included in MTI’s historical weighted average shares	(80,125)	—

Pro forma weighted average shares (basic)	$820,682	$812,374

Pro forma diluted weighted average shares (1):
Historical Marvell or MTI weighted average shares outstanding	$757,205	$668,772
Issuance of shares to Inphi common stockholders	143,602	143,602
Remove weighted average of shares issued to Inphi common shareholders included in MTI’s historical weighted average shares	(80,125)	—

Pro forma weighted average shares (diluted)	$820,682	$812,374

(1)	8,605 MTI replacement awards to Inphi equity award holders were excluded from the computation of pro forma diluted weighted average shares as their effect would be anti-dilutive.